This document contains 11 pages. Exhibit Index appears at page 6 The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TORVEC, INC.
(Exact Name of issuer as specified in its charter)

New York (State or other jurisdiction of incorporation or organization) 11 Pond View Drive, Pittsford, New York (Address of Principal Executive Offices)	16-1509512 (IRS Employer ID Number) 14534 (Zip Code)

TORVEC, INC. BUSINESS CONSULTANTS STOCK PLAN
(Full Title of the Plan)

RICHARD B. SULLIVAN, ESQ.
CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD

1600 Crossroads Office Building
Rochester, New York 14614
(Name and Address of agent for service)

716/232-3730
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

PROPOSED
TITLE OF SECURITIES TO BE REGISTERED Common Stock Par Value $0.01 per share	AMOUNT TO BE REGISTERED 200,000(1) shares	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2) (3)	MAXIMUM AGGREGATE OFFERING PRICE (2) (3)	AMOUNT OF REGISTRATION FEE $70.00(4)
(1)

The Shares registered pursuant to this Registration Statement consist of 200,000 additional shares of Torvec, Inc.'s $.01 par value common stock reserved for issuance under the Company's Business Consultants Stock Plan. 400,000 shares reserved for issuance under the Plan were registered under previous registration statements which became effective on June 11, 1999 and October 5, 2000, respectively.

(2)

The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to business consultants and advisors of Torvec, Inc. in exchange for bona fide services rendered by such consultants and advisors as authorized by the Board of Directors of Torvec, Inc. The selling price per share is based upon the closing price for the Company's common stock on the first business day immediately prior to the issuance of the shares.

(3)

Under the terms of the Torvec, Inc. Business Consultants Stock Plan, 600,000 shares of the Company's $.01 par value common stock may be issued to business consultants and advisors who are natural persons who have provided bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

(4)

Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(c). The average of the bid and asked price on November 5, 2001 (a specified date within 5 business days prior to the date of filing the Registration Statement) was $1.40 Based upon the statutory formula contained in Section 6(b), the Registration Fee is $70.00.

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENTS

Torvec, Inc. registered 200,000 shares of its $.01 par value common stock reserved for issuance pursuant to its Business Consultants Stock Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on June 11, 1999, (File No. 333-80443), and an additional 200,000 shares on Form S-8, Registration Statement filed with the Commission on October 5, 2000 (File No. 333-47392). The Company hereby registers an additional 200,000 shares of its $.01 par value common stock to be issued under the Plan by filing this Registration Statement and hereby states that the contents of the Registration Statements filed on June 11, 1999 and on October 5, 2000 are hereby incorporated herein by reference thereto.

EXHIBITS
Exhibit
Number	Description

(4)	Instruments defining the rights of security holders

Incorporated By Reference to Form 10-SB/A as updated by Annual Reports (Form 10-KSB), Quarterly Reports (Form 10-QSB) and Current Reports (Form 8-K) and exhibits filed therewith

(5)	Opinion of Counsel

5.3 Opinion of Counsel re: legality

(15)	Letter re: Unaudited interim financial information

(23)	Consents of Experts and Counsel

23.5 Independent Auditors' Consent

23.6 Consent of Counsel

(24)	Power of Attorney

(25)	Statement of Eligibility of Trustee

(99)	Additional Exhibits

          99.1    Resolutions adopted by the Board of Directors
                     of Torvec, Inc. creating Torvec, Inc. Business
                     Consultants Stock Plan, incorporated by
                     reference to Registration Statement
                     (Form S-8) filed June 11, 1999

SIGNATURES

               In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TORVEC, INC.
Date: November 7, 2001	By: /S/KEITH E. GLEASMAN Keith E. Gleasman, President

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: November 7, 2001	By: /S/HERBERT H. DOBBS
Herbert H. Dobbs, Chairman of the Board of Directors

Dated: November 7, 2001	By: /S/KEITH E. GLEASMAN
Keith E. Gleasman, President and Director

Dated: November 7, 2001	By: /S/MICHAEL MARTINDALE
Michael Martindale, Chief Executive Officer and Director

Dated: November 7, 2001	By: /S/ JACOB H. BROOKS
Jacob H. Brooks, Chief Operating Officer and Director

Dated: November 7, 2001	By: /S/MORTON A. POLSTER
Morton A. Polster, Director and Secretary

Dated: November 7, 2001	By: /S/JAMES A. GLEASMAN
James A. Gleasman, Director; Consultant

Dated: November 7, 2001	By: /S/LEE E. SAWYER
Lee E. Sawyer, Director

Dated: November 7, 2001	By: /S/SAMUEL M. BRONSKY
Samuel M. Bronsky, Chief Financial and Accounting Officer

EXHIBIT INDEX
Exhibit
Number	Description	Page

(4)	Instruments defining the rights of security holders	N/A

Incorporated By Reference to Form 10-SB/A as updated by Annual Reports (Form 10-KSB), Quarterly Reports (Form 10-QSB) and Current Reports (Form 8-K) and exhibits filed therewith

(5)	Opinion of Counsel

	5.3 Opinion of Counsel re: legality	7

(15)	Letter re: Unaudited interim financial information	N/A

(23)	Consents of Experts and Counsel

	23.5 Independent Auditors' Consent	9

	23.6 Consent of Counsel	10

(24)	Power of Attorney	N/A

(25)	Statement of Eligibility of Trustee	N/A

(99)	Additional Exhibits

          99.1    Resolutions adopted by the Board of Directors
                     of Torvec, Inc. creating Torvec, Inc. Business
                     Consultants Stock Plan, incorporated by
                     reference to Registration Statement
                     (Form S-8) filed June 11, 1999

N/A

                                                                                                              EXHIBIT 5.3

November 7, 2001

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

Gentlemen:

          We have examined the corporate records and proceedings of Torvec, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

          1.          The organization of the Company;

          2.          The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

          3.          The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 200,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of November 7, 2001.

          Based upon such examination, we are of the opinion that:

          (a)          Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

          (b)          The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 22,934,581 shares of such Common Stock have been issued and are presently outstanding and 100,000,000 shares of preferred stock of which none have been issued;

Torvec, Inc.
November 7, 2001

          (c)          The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

          (d)          When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

          We hereby consent:

          (1)          To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

          (2)          To the filing of this opinion as Exhibits 5.3 and 23.6 to the Registration Statement.

If you have any questions with respect to this opinion, please contact Richard B. Sullivan at (716) 232-3730 or by e-mail at rbs@cdog.com.

Very truly yours, /S/Chamberlain D'Amanda Oppenheimer & Greenfield CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD

                                                                                                                       EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of an additional 200,000 shares of common stock for the Torvec, Inc. Business Consultant Stock Plan of our report dated March 7, 2001 (May 2, 2001 with respect to Note K), with respect to the financial statements of Torvec, Inc. included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/S/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
November 2, 2001

                                                                                                                  EXHIBIT 23.6

November 7, 2001

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

Gentlemen:

          We have examined the corporate records and proceedings of Torvec, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

          1.          The organization of the Company;

          2.          The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

          3.          The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 200,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of November 7, 2001.

          Based upon such examination, we are of the opinion that:

          (a)          Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

          (b)          The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 22,934,581 shares of such Common Stock have been issued and are presently outstanding and 100,000,000 shares of preferred stock of which none have been issued;

Torvec, Inc.
November 7, 2001

          (c)          The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

          (d)          When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

          We hereby consent:

          (1)          To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

          (2)          To the filing of this opinion as Exhibits 5.3 and 23.6 to the Registration Statement.

          If you have any questions with respect to this opinion, please contact Richard B. Sullivan at (716) 232-3730 or by e-mail at rbs@cdog.com.

Very truly yours, /S/Chamberlain D'Amanda Oppenheimer & Greenfield CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD